UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 6, 2016

Healthcare Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

The information under the caption “Agreement with Mr. Weil” in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of William M. Kahane and Appointment of Edward M. Weil, Jr.

On October 6, 2016, William M. Kahane resigned from the board of directors (the “Board”) of Healthcare Trust, Inc. (“HTI” or the “Company”). Mr. Kahane did not resign pursuant to any disagreement with the Company. In addition, in connection with his resignation, Mr. Kahane has advised the Company that he will no longer be responsible for any part of any registration statement filed by the Company pursuant to and consistent with 15 U.S.C.§ 77k(b)(l).

Following Mr. Kahane’s resignation, the Board appointed Edward M. Weil, Jr. to serve as a member of the Board, effective as of that same date. There are no related party transactions involving Mr. Weil that are reportable under Item 404(a) of Regulation S-K other than through his non-controlling interest in, and position as chief executive officer of, AR Global Investments, LLC (“ARG”), the parent of the Company’s sponsor. The Company’s transactions with ARG and its affiliates are described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2016.

Agreement with Mr. Weil

In connection with Mr. Weil’s appointment as director, on October 6, 2016, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Weil. The Indemnification Agreement provides that the Company will indemnify Mr. Weil, to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by Mr. Weil that may result or arise in connection with Mr. Weil serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of Mr. Weil’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to Mr. Weil incurred by or on behalf of Mr. Weil in connection with any proceeding Mr. Weil is or is threatened to be made a party to.

The Indemnification Agreement provides that Mr. Weil is entitled to indemnification unless it is established that (a) the act or omission of Mr. Weil was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Mr. Weil actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Mr. Weil had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement further limits Mr. Weil’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and Mr. Weil was adjudged to be liable to the Company, (b) Mr. Weil was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to Mr. Weil or (c) the proceeding was brought by Mr. Weil, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by Mr. Weil, the Company has the right to defend Mr. Weil in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants Mr. Weil the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of Mr. Weil in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering Mr. Weil or any claim made against Mr. Weil by reason of his service to the Company.

  The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01      Other Events.

On October 6, 2016, the Company announced that the special strategic review committee of its independent directors, which was formed to evaluate various alternatives in connection with the Company’s strategic review process, and the special committee formed in connection with such process to address conflicts of interest (collectively, the “Special Committees”), have each concluded their evaluations and recommended that the Company continue to execute its business plan and focus on managing and strengthening its assets. The Board has accepted the Special Committees’ respective conclusions and recommendations and has also determined to take the additional actions described below in light of information that was gleaned from third parties in connection with the strategic review process.

Under the supervision of the Special Committees, the Company conducted a deliberate and comprehensive strategic review process that included a broad outreach to potential strategic and financial buyers and the consideration of a wide range of potential alternatives, including a sale of the Company, a sale of all or a portion of certain of the Company’s assets, and other actions including certain strategic combinations. More specifically, at the direction of the Special Committees, the Special Committees’ financial advisors contacted over 100 potential strategic and financial buyers regarding a potential transaction involving the Company, of which over 40 executed nondisclosure agreements and received more detailed financial and operating information from the Company.

The Company received a number of formal and informal indications of interest from third parties several of whom proposed an acquisition of certain Company assets and others of which proposed a combination with or acquisition of the Company. The proposed offer prices reflected in these indications of interest were below, and in some cases significantly below, the low end of the range of the Company’s estimated per-share net asset value (“Estimated Per- Share NAV”) published in April of 2016. In connection with valuing the Estimated Per-Share NAV, the Company’s independent valuation consultant provided a range of values for the Company’s Estimated Per-Share NAV of $20.37-$22.27, which the Board considered in establishing an Estimated Per-Share NAV of $22.27. The Company noted that, consistent with its prior disclosures, this estimate of value, which was prepared as of December 31, 2015, does not necessarily represent the value that the Company would receive if the assets were marketed for sale. The Company added that, consistent with its previously disclosed policy, the Estimated Per-Share NAV will be updated no later than April 7, 2017. In the interim, however, the Company stated that the existing Estimated Per-Share NAV does not reflect changes in value that have occurred since the time the estimate was published and developments in the healthcare industry generally and the Company’s properties specifically which could result in changes in the Estimated Per-Share NAV. Thus, in light of the indications of interest received during the Special Committee’s process, the price at which the Company issues shares under its Distribution Reinvestment Plan or repurchases shares under its Share Repurchase Plan is likely greater than the potential realizable net asset value or the share value if the Company were to sell all of its assets and liquidate or if the Company were to merge or combine with another entity.

The Special Committees and the full Board, upon the recommendation of such committees and with advice from their financial advisors, concluded that none of the expressions of interest received contained an indication of value that made pursuing further discussions worthwhile because it was unlikely that any of the proposals would result in a transaction providing a meaningful premium for shareholders. As such, the Board (upon the recommendation of the Special Committees) has determined that the appropriate course of action at this time is to execute the Company’s business plan and focus on managing and strengthening the Company’s portfolio of assets, including potentially by narrowing the range of properties owned and operated, and continuing to address assets that are underperforming the Company’s expectations. The Board, however, remains committed to maximizing long-term value for the Company’s shareholders.

With the strategic review process now complete, each of the Special Committees has been terminated by the Board.

Morgan Stanley & Co. LLC and KeyBanc Capital Markets served as financial advisors, and Gibson, Dunn & Crutcher LLP served as special legal counsel, in connection with the strategic review process.

Forward Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements HTI makes. Forward-looking statements may include, but are not limited to, statements regarding the Company’s business plans, Distribution Reinvestment Plan, Share Repurchase Plan, Estimated Per-Share NAV, investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not achieve the plans, intentions, or expectations disclosed in these forward looking statements, and you should not place undue reliance on these forward-looking statements. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond HTI’s control, including other factors included in HTI’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of HTI’s latest Annual Report on Form 10-K for year ended December 31, 2015, filed with the SEC on March 11, 2016, and HTI’s Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, filed with the SEC on May 13, 2016 and August 15, 2016, respectively, and, as such Risk Factors may be updated from time to time in subsequent reports. HTI does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Indemnification Agreement, dated October 6, 2016, with Edward M. Weil, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE TRUST, INC.

Date: October 6, 2016	By:	/s/ Katie P. Kurtz
Katie P. Kurtz Chief Financial Officer, Treasurer and Secretary